NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $200,000	Issue Date: February 15th, 2019

SENIOR CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, VPR BRANDS, LP, a Delaware limited partnership (hereinafter called the “Borrower”), hereby promises to pay to the order of Amber Investments llc, or registered assigns (the “Holder”) the principal amount as set forth above (the “Principal Amount”), together with interest at the rate of eighteen percent (18%) per annum (the “Stated Rate”), at maturity or upon acceleration or otherwise, as set forth herein (the “Note”).

1. Calculation of Interest; Payments of Principal and Interest: Redemption by Holder.

(a) Interest on the outstanding Principal Amount hereof shall be calculated at the Stated Rate based on a 365 day year and shall commence accruing on the Issue Date as set forth above and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears on the fifth (5th) day (if such day is not a Business Day (as defined below) then the next Business Day) of each calendar month following the date hereof and at such time as the outstanding Principal Amount hereof with respect to which such interest has accrued becomes due and payable hereunder.

(b) The Principal Amount and accrued but unpaid interest under this Note (to the extent not converted in accordance with the terms of this Note) shall be due and payable on the third anniversary of the Issue Date (the “Maturity Date”).

(c) The Borrower may prepay the Principal Amount and interest under this Note (to the extent not converted in accordance with the terms of this Note) in whole or in part until the Maturity Date, without penalty or premium.

(d) Notwithstanding Section 1(b), at any time after the first anniversary of the Issue Date, , Holder may require the Borrower, upon at least thirty (30) Business Days’ written notice (a “Redemption Notice”), to redeem all or any portion of this Note, which Redemption Notice shall indicate the Conversion Amount (as defined below) the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 1(d) shall be redeemed by the Borrower in cash in accordance with Section 1(e). In the event of a redemption of less than all of the Conversion Amount of this Note, the Borrower shall as soon as practicable and in no event later than three (3) Business Days after receipt of the Redemption Notice and at its own expense, issue and deliver to the Holder a new Note representing the outstanding Principal Amount which has not been redeemed. Notwithstanding the foregoing, the Redemption Notice shall not be effective if the Borrower is not permitted to redeem the Note under applicable law or any agreement, contract or instrument to which the Borrower and/or its assets and properties are subject (each, a “Disabling Condition”) and will not become effective so long as a Disabling Condition exists. During the existence of a Disabling Condition, this Note shall continue to be outstanding and accrue interest on the unpaid Principal Amount and be convertible at the option of Holder in accordance with the provisions of Section 5(a). Holder may not exercise its right of redemption under this Section 1(d) more than once in any twelve-month period.

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(e) Any payments of principal and accrued interest owing under this Note shall be made in cash, by either check payable to the order of Holder or by wire transfer of immediately available funds pursuant to written wiring instructions from Holder.

2. Covenants.

(a) The Borrower will at all times cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence and the corporate existence of any significant subsidiary (as defined in Rule 405 of the rules and regulations of the Securities Act of 1933, as amended (the “Securities Act”)) of the Borrower (each, a “Significant Subsidiary”).

(b) The Borrower will reasonably maintain in good repair, working order and condition, reasonable wear and tear excepted, its properties and other assets, and those of any Significant Subsidiary, and from time to time make all necessary or desirable repairs, renewals and replacements thereto.

(c) The Borrower will, and will cause any Significant Subsidiary to, pay or discharge or cause to be paid, set aside for payment or discharge, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Borrower or any Significant Subsidiary, as the case may be, or upon their respective income, profits or property; provided, that neither the Borrower nor any Significant Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount or validity is being contested in good faith by appropriate proceedings.

(d) The Borrower will, and will cause any Significant Subsidiary to, comply in all material respects with all applicable statutes and regulations of the United States of America and of any state or municipality, and of any agency thereof, in respect of the conduct of business and the ownership of property by the Borrower or any Significant Subsidiary; provided, that nothing contained in this Section 2(d) shall require the Borrower or a Significant Subsidiary to comply with any such statute or regulations so long as its legality or applicability shall be contested in good faith.

3. Events of Default.

(a) “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the failure by the Borrower to make payment of principal or interest due under this Note at the Maturity Date;

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(ii) any breach by the Borrower of a material provision of this Note (other than as specified in clause (i) above) that shall not have been remedied within ten (10) days after the date on which the Borrower shall have been provided with written notice of such breach;

(iii) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Borrower or any Significant Subsidiary then has outstanding indebtedness of any nature in excess of $1,000,0000, individually or in the aggregate, and either (a) any such default results from the failure to pay such indebtedness at its stated maturity or (b) any such default has resulted in the acceleration of the maturity of such indebtedness;

(iv) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Borrower or any Significant Subsidiary and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Borrower provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Borrower will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) any breach by the Borrower of any material covenant, agreement, representation or warranty contained in the Purchase Agreement;

(vi) the Borrower consolidates with or merges into any other entity or transfers all or substantially all of its assets to any person or entity by operation of law or otherwise unless (a) such entity formed by such consolidation or into which the Borrower is merged or to which all or substantially all of the assets of the Borrower are transferred is an entity that expressly assumes all of the obligations of the Borrower under this Note and (b) after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

(vii) any commencement by the Borrower or any Significant Subsidiary of a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Significant Subsidiary; or any commencement against the Borrower or any Significant Subsidiary of any bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the adjudication of the Borrower or any Significant Subsidiary as insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the appointment of any custodian, receiver or the like for either the Borrower or any Significant Subsidiary or any substantial part of either the Borrower’s or any Significant Subsidiary’s property which continues undischarged or unstayed for a period of sixty (60) days; or any general assignment by either the Borrower or any Significant Subsidiary for the benefit of its creditors; or any failure to pay or statement in writing by either the Borrower or any Significant Subsidiary indicating an inability to pay its debts generally as they become due.

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(b) If any Event of Default occurs, then upon such occurrence, in addition to all rights and remedies of Holder under this Note, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Holder may, at its option, declare due any or all of the Borrower’s obligations, liabilities and indebtedness owing to Holder under this Note whereupon the then unpaid aggregate balance thereof together with all accrued but unpaid interest thereon as of such date shall immediately be due and payable, together with all expenses of collection hereof, including, but not limited to, attorneys’ fees and legal expenses (for this purpose, the Borrower shall pay all trial and appellate attorneys’ fees, costs and expenses, paid or incurred by Holder in connection with collection of this Note). If the foregoing unpaid aggregate balance, accrued interest, expenses and collection costs are not paid upon demand upon the occurrence of an Event of Default (collectively, the “Default Balance”), such Default Balance shall bear interest until paid in full at the Stated Rate plus 8.00% per annum or the maximum interest rate then permitted under applicable law (whichever is less) (the “Default Rate”). From and after maturity of this Note (whether upon the scheduled Maturity Date, or by acceleration or otherwise), the Default Balance shall bear interest until paid in full at the Default Rate.

(c) Holder need not provide and the Borrower hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder.

4. Unsecured Obligations. This Note and the amounts payable hereunder, including principal and accrued interest shall be unsecured obligations of the Borrower, and shall be senior in right of payment and otherwise to all Indebtedness (as defined below) of the Borrower presently existing or hereinafter incurred by the Borrower from time to time other than any Indebtedness secured by a lien, mortgage, pledge, charge, security interest or encumbrance on any asset of the Borrower (“Senior Indebtedness”), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to this Note, in which case such Indebtedness shall not constitute Senior Indebtedness. The Borrower agrees, and Holder by accepting this Note agrees, that this Note and the amounts payable hereunder, including principal and accrued interest, are subordinated in right of payment and otherwise to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. Holder agrees at the request of the Borrower to enter into subordination agreements with holders of Senior Indebtedness and to execute and deliver such other agreements and instruments as the Borrower may reasonably request from time to time as may be necessary to effectuate the intent and purposes of this Section 4. For purposes of this Section 4, the term “Indebtedness” means with respect to the Borrower, any indebtedness of the Borrower, whether or not contingent, in respect of (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof; (3) banker’s acceptances; (4) representing capital lease obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) representing any hedging obligations; if and to the extent any of the preceding, other than letters of credit and hedging obligations, would appear as a liability upon a balance sheet of the Borrower prepared in accordance with United States generally accepted accounting principles.

5. Conversion of Note. This Note shall be convertible into Common Units (as defined in the Agreement of Limited Partnership of the Borrower as in effect from time to time) (the “Common Units”), on the terms and conditions set forth in this Section 5.

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(a) Conversion Right. Subject to and upon compliance with the provisions of this Note, for as long as this Note is outstanding, the Holder shall have the right, at its option to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Common Units in accordance with Section 5(c) at the Conversion Rate (as defined below). The Borrower shall not issue any fraction of a Common Unit upon any conversion. If the issuance would result in the issuance of a fraction of a Common Unit, the Borrower shall round such fraction of a Common Unit up to the nearest whole share. The Borrower shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Units upon conversion of any Conversion Amount; provided that the Borrower shall not be required to pay any tax that may be payable in respect of any issuance of Common Units to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Common Units.

(b) Conversion Rate. The number of Common Units issuable upon conversion of any Conversion Amount pursuant to Section 5(a) shall be determined by dividing (x) such Conversion Amount by (y) $0.10 (subject to adjustment as set forth herein, the “Conversion Price”) (such result, the “Conversion Rate”).“Conversion Amount” means the sum of (A) the portion of the principal balance of this Note to be converted with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal balance, if any, and (C) the Default Balance (other than any amount thereof within the purview of foregoing clauses (A) or (B)), if any.

(c) Mechanics of Conversion.

(i) Conversion. To convert any Conversion Amount into Common Units on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Borrower and (B) if required by Section 5(c)(ii), surrender this Note to a common carrier for delivery to the Borrower as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the second (2nd) Business Day (as defined below) following the date of receipt of a Conversion Notice, the Borrower shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Borrower’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Borrower shall cause the Transfer Agent to either issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Common Units to which the Holder shall be entitled or register such number of Common Units on the Transfer Agent’s records in book-entry form under The Direct Registration System in the name of the Holder or its designee. If this Note is physically surrendered for conversion as required by Section 5(c)(ii) and the outstanding principal balance of this Note is greater than the principal portion of the Conversion Amount being converted, then the Borrower shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding principal balance not converted. The person or entity entitled to receive the Common Units issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Units on the Conversion Date. For purposes of this Note, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in Ft. Lauderdale, Florida.

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(ii) Surrender; Record Keeping. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Borrower with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Borrower shall maintain records showing the principal balance, accrued unpaid interest, if any, and the Default Balance, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon conversion.

(d) Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

(i) Adjustment upon Subdivision or Combination of Common Units. If the Borrower at any time on or after the initial date of issuance of this Note subdivides (by any split, dividend, recapitalization or otherwise) one or more classes of its outstanding Common Units into a greater number of units, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower at any time on or after the initial date of issuance of this Note combines (by combination, reverse split or otherwise) one or more classes of its outstanding Common Units into a smaller number of units, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 5(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Notification of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 5(d), the Borrower at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(e) Mergers. In the case of any consolidation or merger of the Borrower with any other entity (each such transaction, a “Merger”), the entity formed by the Merger shall succeed to the covenants, stipulations, promises and the agreements contained in this Note. In the event of a Merger, the Borrower shall make appropriate provisions so that the Holder shall have the right thereafter to convert this Note into the kind and amount of securities receivable upon such Merger by the Holder of the number of securities into which this Note could have been converted immediately prior to such Merger. This provision shall similarly apply to successive Mergers.

(f) Distributions. In addition to and not in substitution for any other rights hereunder, pursuant to which holders of Common Units are entitled to receive securities or other assets with respect to or in exchange for Common Units other than upon consummation of a Merger (a “Borrower Event”), the Borrower shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the Common Units receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Units had such Common Units been held by the Holder upon the consummation of such Borrower Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Common Units otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Units in connection with the consummation of such Borrower Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Common Units) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to Holder. The provisions of this Section 5(f) shall apply similarly and equally to successive Borrower Events and shall be applied without regard to any limitations on the conversion of this Note.

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(g) Reservation. So long as this Note is outstanding, the Borrower shall take all action necessary to reserve and keep available out of its authorized and unissued Common Units, solely for the purpose of effecting the conversion of this Note, such number of Common Units as shall from time to time be necessary to effect the conversion of this Note in full.

(h) Restricted Securities. Holder acknowledges and agrees that the Common Units (the “Conversion Units”) acquired upon conversion of this Note shall not be registered under the Securities Act, will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and will be subject to restrictions on resale imposed by the Securities Act and applicable states securities laws. Holder further acknowledges and agrees that each certificate representing Conversion Units acquired upon conversion of this Note or Conversion Units acquired upon conversion of this Note and registered on the Transfer Agent’s records in book-entry form under The Direct Registration System shall bear a restrictive legend or contain a notation, as applicable, substantially to the effect of the legend on the first page hereof.

(i) Compliance with Applicable Laws. Holder agrees to comply with all applicable laws, rules and regulations of all federal and state securities regulators, including but not limited to, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance, transfer or conversion of this Note

(j) No Partner Rights. This Note shall not entitle Holder to any of the rights of a limited partner of the Borrower, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of limited partners or any other proceedings of the Borrower. This Section 5(j) shall not affect the rights of Holder in its capacity as a limited partner of the Borrower upon conversion of this Note and issuance to Holder of Conversion Units pursuant to this Section 5.

6. No Waiver of Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of Holder in exercising any of its remedies, powers or rights, nor any partial or single exercise of its remedies, powers or rights shall constitute a waiver thereof or of any other remedy, power or right; and no waiver on the part of Holder of any of its remedies, powers or rights shall constitute a waiver of any other remedy, power or right.

7. Cumulative Rights and Remedies. The rights and remedies of Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies.

8. Successors and Assigns. This Note shall be binding upon the Borrower and its successors and shall inure to the benefit of Holder and its successors and permitted assigns. This Note may not be offered, sold, assigned or otherwise transferred by Holder without the prior written consent of the Borrower and compliance with Section 5(i). The term “Holder” as used herein, shall also include any permitted endorsee, assignee or other holder of this Note.

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9. Lost or Stolen Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Borrower shall execute and deliver to Holder a new senior convertible note containing the same terms, and in the same form, as this Note. In such event, the Borrower may require Holder to deliver to the Borrower an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new senior convertible note.

10. Governing Law; Dispute Resolution. This Note shall be governed by the laws of the State of Florida without regard to its conflict of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Fort Lauderdale, Broward County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. Notices. Any notice, approval, consent, request or other communication hereunder shall be given only by, and shall be deemed to have been received upon, (a) registered or certified mail, return receipt requested, on the date on which received as indicated in such return receipt, (b) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, (c) facsimile during regular business hours of the recipient, upon electronic confirmation of receipt or (d) email transmission, during regular business hours of the recipient, upon further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), in each case, at the address reflected below or at such other address as such party shall request in a written notice hereunder:

If to the Borrower:

VPR Brands, L.P.

Attn: Kevin Frija

Chief Executive Officer

3001 Griffin Road

Fort Lauderdale, FL 33312

E-mail: kevin.frija@vprbrands.com

Fax: (954) 371-0097

If to the Holder, to:

Amber Investments llc

21205 NE 38th ave

Aventura, FL 33180

Email: ____________________

12. Taxes. The Borrower shall be solely responsible for any necessary tax or assessment relating to this Note.

13. Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

14. Holder Agreement. Holder by its receipt and acceptance of this Note hereby agrees to be legally bound by the provisions of this Note in all respects.

IN WITNESS WHEREOF, the undersigned has signed this Note on behalf of the “Borrower” and not as a surety or guarantor or in any other capacity.

[Signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the Issue Date.

VPR BRANDS, LP

By:	/s/ Kevin Frija
Name:	Kevin Frija
Title:	Chief Executive Officer and Chief Financial Officer

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EXHIBIT A

CONVERSION NOTICE

Reference is made to the Senior Convertible Promissory Note (the “Note”) issued to the undersigned by VPR BRANDS, LP (the “Borrower”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Units of the Borrower, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information

A. Conversion Price:

B. Number of Common Units to be issued:

C. Please issue the Common Units into which the Note is being converted in the following name and to the following address:

D. Please issue the Common Units into which the Note is being converted in the following manner (check one):

Certificated Form:

Book-Entry Form under the Direct Registration System:

E. If in Certificated Form, deliver to:

F. Facsimile Number:

G. E-mail Address:

Authorization

By:
Name:
Title:

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